UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2014, Rice Energy Inc. (the “Company”) completed its initial public offering (the “Offering”) of 50,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $21.00 per share ($19.95 net of underwriting discounts), including the 6,000,000 additional shares purchased from the selling stockholder pursuant to the partial exercise of the underwriters’ option to purchase additional shares of Common Stock, pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-192894), as amended (the “Registration Statement”). The material terms of the Offering are described in the prospectus, dated January 23, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 27, 2014.

Stockholders’ Agreement

In connection with the Offering, on January 29, 2014, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Rice Energy Holdings LLC (“Rice Holdings”), Rice Energy Family Holdings, LP (“Rice Partners”), NGP Rice Holdings, LLC (“NGP Holdings”) and Alpha Natural Resources, Inc. (“Alpha Natural Resources”). The terms of the Stockholders’ Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 4.3 to the Registration Statement and as described therein.

Pursuant to the Stockholders’ Agreement, each of Rice Holdings and its affiliates, including Rice Partners, NGP Holdings and Alpha Natural Resources have the right to designate a certain number of nominees to the Company’s board of directors, subject to the limitations and conditions set forth therein, including the ownership of a specified percentage of the outstanding shares of Common Stock. The Stockholders’ Agreement requires the stockholders party thereto to take all necessary actions, including voting their shares of Common Stock, to cause the election of the nominees designated by Rice Holdings, NGP Holdings and Alpha Natural Resources.

The foregoing description is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

In connection with the Offering, on January 29, 2014, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Rice Holdings, Rice Partners, Mr. Daniel J. Rice III, NGP Holdings and Foundation PA Coal Company, LLC (“Alpha Holdings”) (collectively, the “Initial Holders”). The terms of the Registration Rights Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 4.2 to the Registration Statement and as described therein.

Pursuant to the Registration Rights Agreement, at any time after the closing of the Offering, subject to the limitations set forth therein, any Initial Holder has the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares of Common Stock. Generally, the Company is required to provide notice of the request within five business days following the receipt of such demand request to all additional holders of Common Stock, who may, in certain circumstances, participate in the registration. The Company is not obligated to effect more than one demand registration during any six-month period or within 180 days of the Offering or within 90 days after the closing of any underwritten offering of shares of Common Stock. The Company is also not obligated to effect any registration in which the anticipated aggregate offering price included in such offering is less than $30 million. The Company is required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a “shelf registration” is requested) after the effective date and the consummation of the distribution by the participating holders.

In addition, subject to certain exceptions, if at any time the Company proposes to register an offering of common stock for its own account, then the Company must give at least five business days’ notice to all holders of registrable securities to allow them to include a specified number of their shares in that registration statement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The obligations to register shares under the Registration Rights Agreement will terminate when no Registrable Securities remain outstanding. Registrable Securities means all shares of Common Stock that were owned by the Initial Holders as of January 29, 2014 other than shares (i) sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (ii) sold in a transaction pursuant to Rule 144 under the Securities Act, or (iii) that have ceased to be outstanding.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Sixth Amendment to Second Amended and Restated Credit Agreement

On January 29, 2014, the Company, as parent guarantor, and Rice Drilling B LLC (“Rice Drilling B”), as borrower, entered into an amendment (the “Sixth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of April 25, 2013 with Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto (the “Second Amended and Restated Credit Agreement”). Rice Drilling B is a wholly-owned subsidiary of the Company. Among other things, the Sixth Amendment (i) adds the Company as a guarantor, (ii) increases the maximum commitment to $1.5 billion from $500 million, (iii) increases the borrowing base to $350 million from $200 million, (iv) lowers the interest rate on amounts borrowed, and (v) allows for the corporate reorganization that was completed simultaneously with the closing of the Offering. Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets, Inc. Comerica Securities, Inc. RBC Capital Markets, LLC and Goldman, Sachs & Co. served as underwriters in the Offering and their affiliates are lenders under the Second Amended and Restated Credit Agreement.

The foregoing description of the Sixth Amendment is not complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is attached as Exhibit 10.1, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the sections entitled “Corporate Reorganization” and “Certain Relationships and Related Party Transactions” in the Prospectus, the Company has 127,523,810 shares of Common Stock outstanding. Rice Holdings, which is controlled by a board of managers consisting of Messrs. Daniel J. Rice IV, Toby Z. Rice and Daniel J. Rice III, owns 20,311,125 shares of Common Stock. Rice Partners owns 20,000,000 shares of Common Stock. Rice Energy Management LLC is the general partner of Rice Partners. Rice Energy Management LLC is controlled by a board of managers, consisting solely of Mr. Daniel J. Rice III. NGP Holdings owns 23,452,550 shares of Common Stock. Alpha Holdings owns 9.523.810 shares of Common Stock. Alpha Holdings is a wholly-owned indirect subsidiary of Alpha Natural Resources. Kevin S. Crutchfield, a member of the board of directors of the Company (the “Board”), serves as chairman of the board and chief executive officer of Alpha Natural Resources.

As a result of the relationships disclosed above, certain individuals, including officers and directors of the Company, serve as officers and/or directors of more than one of such other entities.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, in 2010, Rice Drilling C LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company, entered into a 50/50 joint venture (the “Marcellus Joint Venture”) with Alpha Holdings, a wholly-owned indirect subsidiary of Alpha Natural Resources.

On January 29, 2014, in connection with the closing of the Offering and pursuant to the Transaction Agreement between the Company and Alpha Holdings dated as of December 6, 2013 (the “Transaction Agreement”), the Company completed its acquisition of Alpha Holdings’ 50% interest in the Marcellus Joint Venture in exchange for total consideration of $300 million, consisting of $100 million of cash and our issuance to Alpha Holdings of 9,523,810 shares of our Common Stock. The issuance of the shares of Common Stock to Alpha Holdings was made in reliance upon an exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof.

The foregoing description is qualified in its entirety by reference to the full text of Transaction Agreement, which is attached as Exhibit 10.14 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Sixth Amendment provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 29, 2014, pursuant to the Master Reorganization Agreement (the “Master Reorganization Agreement”) among the Company, Rice Drilling B, Rice Energy Appalachia LLC (“Rice Appalachia”), Rice Holdings, Rice Partners, NGP Holdings, NGP RE Holdings, L.L.C., (“NGP RE Holdings”) NGP RE Holdings II, L.L.C. (“NGP RE II” and, together with NGP RE Holdings, “Natural Gas Partners”), Mr. Daniel J. Rice III, Rice Merger LLC (“Merger Sub”) and each of the persons holding incentive units representing interests in Rice Appalachia (collectively, the “Incentive Unitholders”) dated as of January 23, 2014, (i) (a) Rice Partners contributed a portion of its interests in Rice Appalachia to Rice Holdings, (b) Natural Gas Partners contributed its interests in Rice Appalachia to NGP Holdings and (c) the Incentive Unitholders contributed a portion of their incentive units to Rice Holdings and NGP Holdings, each in return for substantially similar incentive units in such entities; (ii) NGP Holdings, Rice Holdings and Mr. Daniel J. Rice III contributed their respective interests in Rice Appalachia to the Company in exchange for 43,452,550, 20,300,923 and 2,356,844 shares of Common Stock, respectively; (iii) Rice Partners contributed its remaining interest in Rice Appalachia to the Company in exchange for 20,000,000 shares of Common Stock; (iv) the Incentive Unitholders contributed their remaining interests in Rice Appalachia to the Company in exchange for 160,831 shares of Common Stock, each of which were issued by the company in connection with the closing of the Offering.

In addition, on January 29, 2014, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Rice Drilling B and Merger Sub dated as of January 23, 2014, the Company issued 1,728,852 shares of Common Stock to the members of Rice Drilling B (other than Rice Appalachia).

The foregoing transactions were undertaken in reliance upon an exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof. The foregoing descriptions are qualified in their entirety by reference to the full text of Master Reorganization Agreement and the Merger Agreement, which are attached as Exhibits 10.15 and 10.16 to this Current Report on Form 8-K and incorporated in this Item 3.02 by reference.

The information set forth under Item 2.01 concerning the issuance of shares of Common Stock in connection with the Company’s acquisition of Alpha Holdings’ 50% interest in the Marcellus Joint Venture above is incorporated in this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Stockholders’ Agreement” and “Registration Rights Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 24, 2014, Messrs. Robert F. Vagt, James W. Christmas and Kevin S. Crutchfield were appointed to the Board, to be effective on January 29, 2014 in connection with the closing of the Offering. Mr. Vagt will serve as a Class II director and was appointed to serve on the Board’s audit committee and compensation committee. Mr. Christmas will serve as a Class I director and was appointed to serve on the Board’s audit committee and compensation committee. Mr. Crutchfield will serve as a Class II director and was appointed to serve on the Board’s health, safety and environmental committee.

There are no family relationships between Messrs. Vagt, Christmas or Crutchfield that would require disclosure pursuant to Item 401(d) of Regulation S-K. There are no arrangements or understandings between Messrs. Vagt or Christmas and any other persons pursuant to which Messrs. Vagt or Christmas were selected as directors.

There are no relationships between Messrs. Vagt or Christmas that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Crutchfield serves as chairman of the board and chief executive officer of Alpha Natural Resources. As disclosed in Item 1.01 hereto, pursuant to the Transaction Agreement, the Company acquired Alpha Holdings’ 50% interest in the Marcellus Joint Venture in exchange for total consideration of $300 million, consisting of $100 million of cash and the issuance to Alpha Holdings of 9,523,810 shares of Common Stock. In addition, pursuant to the Stockholders’ Agreement, Alpha Natural Resources has designated Mr. Crutchfield as its nominee to the Board.

As described in Item 1.01 hereto, in connection with their appointment to the Board, the Company entered into Indemnification Agreements with each of Messrs. Vagt, Christmas and Crutchfield. The descriptions of the Indemnification Agreements provided under Item 1.01 are incorporated in this Item 5.02 by reference. In connection with their appointment to the Board, Messrs. Vagt and Christmas were granted awards under the Company’s 2014 Long-Term Incentive Plan (the “LTIP”) consistent with the Company’s non-employee director compensation policy.

Employment Agreements with Daniel J. Rice IV, Toby Z. Rice, Derek A. Rice, Grayson T. Lisenby, James W. Rogers and William E. Jordan

On January 29, 2014, the Company entered into employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) with each of (i) Daniel J. Rice IV, Chief Executive Officer, (ii) Toby Z. Rice, President and Chief Operating Officer, (iii) Derek A. Rice, Vice President of Exploration & Geology, (iv) Grayson T. Lisenby, Vice President and Chief Financial Officer, (v) James W. Rogers, Vice President, Chief Accounting & Administrative Officer, Treasurer and (iv) William E. Jordan, Vice President, General Counsel and Corporate Secretary (each an “Executive Officer” and collectively, the “Executive Officers”).

The Employment Agreements are for a term of three years, subject to termination upon notice or certain other conditions, and automatically extend for an additional one year period every year thereafter unless the Company gives written notice that the automatic extension will not occur at least 60 days prior to the end of the initial term, or, if applicable, the then-current extension term. Pursuant to the terms of the Employment Agreements, (i) each of Messrs. Daniel J Rice IV, Toby Z. Rice and Derek A. Rice will receive an annual base salary of $400,000 and (ii) each of Messrs. Lisenby, Rogers and Jordan will receive an annual base salary of $300,000. The Employment Agreements also provide each Executive Officer with certain severance benefits if he is terminated due to death or disability, by the Company without Cause (as defined in the Employment Agreements), due to a non-renewal election by the Company, or by the Executive Officer for Good Reason (as defined in the Employment Agreements). In addition, if an Executive Officer’s employment is terminated by the Company without Cause, if the Company elects not to renew the Employment Agreement or if the Executive Officer resigns for Good Reason, then the Company shall provide the Executive Officer (1) any earned but unpaid annual bonus for the prior year, (2) a prorated annual bonus for the year of termination, (3) a lump sum payment equal to one times (two times if the termination occurs within 12 months of a Change of Control (as defined in the Employment Agreements)) the sum of (i) the Executive Officer’s annual base salary at the time of termination, plus (ii) the Average Annual Bonus (as defined in the Employment Agreements) that the Executive Officer is eligible to receive for the year of termination and (4) reimbursement on a monthly basis for premiums required to continue the Executive Officer’s health care coverage for a period of 18 months. The Employment Agreements also provide that all unvested equity awards under the LTIP or other plans shall become immediately vested if the Company terminates the Executive Officer’s employment without Cause, if the Company elects not to renew the Employment Agreement or if the Executive Officer terminates employment for Good Reason.

Copies of the Employment Agreements are attached hereto as Exhibits 10.17, 10.18, 10.19, 10.20, 10.21 and 10.22 and are incorporated herein by reference. The descriptions of the Employment Agreements contained herein are qualified in their entirety by reference to the full text of the Employment Agreements.

Incentive Units

On January 29, 2014, in connection with the Offering, certain members of the Company’s management team and certain of the Company’s employees received incentive units in Rice Holdings and NGP Holdings. The terms of the incentive units are provided in the Amended and Restated Limited Liability Company Agreement of Rice Holdings, and the Amended and Restated Limited Liability Company Agreement of NGP Holdings, each dated January 29, 2014, which terms are substantially the same as those set forth in the form of such agreement previously filed as Exhibits 10.12 and 10.13 to the Registration Statement and as described therein. Copies of the Amended and Restated Limited Liability Company Agreement of Rice Holdings and the Amended and Restated Limited Liability Company Agreement of NGP Holdings are filed as Exhibits 10.23 and 10.24 to this Current Report on Form 8-K and are incorporated in this Item 5.02 by reference.

Indemnification Agreements

The information provided in Item 1.01 hereto under the heading “Indemnification Agreements” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On January 29, 2014, prior to the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on January 29, 2014. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On January 29, 2014, prior to the closing of the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On January 29, 2014, the Company announced the completion of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Rice Energy Inc.

3.2	Amended and Restated Bylaws of Rice Energy Inc.

4.1	Stockholders’ Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc.

4.2	Registration Rights Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Foundation PA Coal Company, LLC.

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of January 29, 2014, among Rice Drilling B LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

10.2 †	Indemnification Agreement (Daniel J. Rice IV)

10.3 †	Indemnification Agreement (Toby Z. Rice)

10.4 †	Indemnification Agreement (Derek A. Rice)

10.5 †	Indemnification Agreement (Grayson T. Lisenby)

10.6 †	Indemnification Agreement (James W. Rogers)

10.7 †	Indemnification Agreement (William E. Jordan)

10.8 †	Indemnification Agreement (Daniel J. Rice III)

10.9 †	Indemnification Agreement (Scott A. Gieselman)

10.10 †	Indemnification Agreement (Kevin S. Crutchfield)

10.11 †	Indemnification Agreement (James W. Christmas)

10.12 †	Indemnification Agreement (Chris G. Carter)

10.13 †	Indemnification Agreement (Robert F. Vagt)

10.14	Transaction Agreement by and among Rice Energy Inc., Rice Drilling C LLC and Foundation PA Coal Company, LLC, dated as of December 6, 2013 (incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (File No. 133-192894) filed with the Commission on January 27, 2014).

10.15	Master Reorganization Agreement, dated as of January 23, 2014, by and among Rice Energy Family Holdings, LP, NGP RE Holdings, L.L.C., NGP RE Holdings II, L.L.C., Daniel J. Rice III, Rice Drilling B LLC, Rice Merger LLC, Rice Energy Appalachia, LLC, each of the persons holding incentive units representing interests in Rice Energy Appalachia, LLC, Rice Energy Inc., Rice Energy Holdings LLC, and NGP Rice Holdings LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on January 29, 2014).

10.16	Agreement and Plan of Merger of Rice Merger LLC with and into Rice Drilling B LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on January 29, 2014).

10.17 †	Employment Agreement (Daniel J. Rice IV)

10.18 †	Employment Agreement (Toby Z. Rice)

10.19 †	Employment Agreement (Derek A. Rice)

10.20 †	Employment Agreement (Grayson T. Lisenby)

10.21 †	Employment Agreement (James W. Rogers)

10.22 †	Employment Agreement (William E. Jordan)

10.23	Amended and Restated Limited Liability Company Agreement of Rice Energy Holdings LLC

10.24	Amended and Restated Limited Liability Company Agreement of NGP Rice Holdings LLC

99.1	Press Release dated January 29, 2014.

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: February 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Rice Energy Inc.

3.2	Amended and Restated Bylaws of Rice Energy Inc.

4.1	Stockholders’ Agreement , dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc.

4.2	Registration Rights Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Foundation PA Coal Company, LLC.

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of January 29, 2014, among Rice Drilling B LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

10.2 †	Indemnification Agreement (Daniel J. Rice IV)

10.3 †	Indemnification Agreement (Toby Z. Rice)

10.4 †	Indemnification Agreement (Derek A. Rice)

10.5 †	Indemnification Agreement (Grayson T. Lisenby)

10.6 †	Indemnification Agreement (James W. Rogers)

10.7 †	Indemnification Agreement (William E. Jordan)

10.8 †	Indemnification Agreement (Daniel J. Rice III)

10.9 †	Indemnification Agreement (Scott A. Gieselman)

10.10 †	Indemnification Agreement (Kevin S. Crutchfield)

10.11 †	Indemnification Agreement (James W. Christmas)

10.12 †	Indemnification Agreement (Chris G. Carter)

10.13 †	Indemnification Agreement (Robert F. Vagt)

10.14	Transaction Agreement by and among Rice Energy Inc., Rice Drilling C LLC and Foundation PA Coal Company, LLC, dated as of December 6, 2013 (incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (File No. 133-192894) filed with the Commission on January 27, 2014).

10.15	Master Reorganization Agreement, dated as of January 23, 2014, by and among Rice Energy Family Holdings, LP, NGP RE Holdings, L.L.C., NGP RE Holdings II, L.L.C., Daniel J. Rice III, Rice Drilling B LLC, Rice Merger LLC, Rice Energy Appalachia, LLC, each of the persons holding incentive units representing interests in Rice Energy Appalachia, LLC, Rice Energy Inc., Rice Energy Holdings LLC, and NGP Rice Holdings LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on January 29, 2014).

10.16	Agreement and Plan of Merger of Rice Merger LLC with and into Rice Drilling B LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on January 29, 2014).

10.17 †	Employment Agreement (Daniel J. Rice IV)

10.18 †	Employment Agreement (Toby Z. Rice)

10.19 †	Employment Agreement (Derek A. Rice)

10.20 †	Employment Agreement (Grayson T. Lisenby)

10.21 †	Employment Agreement (James W. Rogers)

10.22 †	Employment Agreement (William E. Jordan)

10.23	Amended and Restated Limited Liability Company Agreement of Rice Energy Holdings LLC

10.24	Amended and Restated Limited Liability Company Agreement of NGP Rice Holdings LLC

99.1	Press Release dated January 29, 2014.

†	Compensatory plan or arrangement.